UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007
___________

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Sterling Financial Corporation ("Sterling") has appointed Katherine K. Anderson and Ellen R.M. Boyer to the Sterling Board of Directors. Ms. Anderson is expected to serve on the Personnel Committee and Ms. Boyer is expected to serve on the Audit Committee of the Sterling Board of Directors. Ms. Boyer is also expected to be designated as an "audit committee financial expert," as that term is defined under the rules and regulations of the Securities and Exchange Commission. The appointments were effective on December 17, 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective December 17, 2007, Sterling's Board of Directors (the "Board") amended Article III of Sterling's Bylaws to provide that the number of directors serving on the Sterling Board shall be fixed from time to time by the Board. The Bylaws had previously provided that the number of directors serving on Sterling's Board was fixed at ten and any change to such number required an amendment to the Bylaws. The Amended and Restated Bylaws are included as Exhibit 3.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is filed herewith:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of Sterling Financial Corporation as of December 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION (Registrant)

December 21, 2007	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of Sterling Financial Corporation as of December 17, 2007.